UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
October 2, 2008

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer
Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 2, 2008, the Board of Directors of Campbell Soup Company approved an amendment to Article II, Section 1 of the company’s By-Laws, effective November 20, 2008, to change the size of the Board from 15 to 14 directors. A copy of the By-Laws, as amended, is filed as Exhibit 3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.
Due to a technical error one subparagraph was misstated in the text of the amended and restated Campbell Soup Company 2003 Long-Term Incentive Plan dated September 25, 2008 which was filed as Exhibit 10 (b) to the 2008 Form 10-K filed on October 1, 2008. Subparagraph 4.3 (c) should read as follows:
“(c) The Section 4.3 Limit shall be increased by shares of Campbell Stock that are subject to an Award which for any reason is cancelled (excluding shares subject to an Option cancelled upon the exercise of a related SAR) or terminated without having been exercised or paid.”
A copy of the amended and restated Campbell Soup Company 2003 Long-Term Incentive Plan dated September 25, 2008 is filed as Exhibit 10 to this Current Report on Form 8-K.
Item 9.01 — Financial Statements and Exhibits
(d)	Exhibits
3	By-Laws of the Registrant, effective November 20, 2008.

10	Campbell Soup Company 2003 Long-Term Incentive Plan, as amended and restated on September 25, 2008.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY (Registrant)
Date: October 8, 2008	By:	/s/ John J. Furey
John J. Furey
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3	By-Laws of the Registrant, effective November 20, 2008.

10	Campbell Soup Company 2003 Long-Term Incentive Plan, as amended and restated on September 25, 2008.